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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) Of The
                         Securities Exchange Act Of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240, 14a-11(c) or 240, 14a-12
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                            LOEHMANN'S HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             Payment of Filing Fee:
                           (Check the appropriate box)

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

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                            LOEHMANN'S HOLDINGS, INC.
                                EXECUTIVE OFFICES

                               IMPORTANT REMINDER
                               ------------------

                                                              September 10, 2001

DEAR STOCKHOLDER:

         We have previously mailed to you proxy solicitation materials relating to the Annual Meeting of Stockholders of Loehmann's Holdings, Inc. (the "COMPANY"), to be held on Friday, September 21, 2001 (the "ANNUAL MEETING").

         YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU HOLD.

         According to our latest records, we have not received your voting instructions for this important meeting. Please vote today to avoid unnecessary solicitation costs to the Company.

         YOU MAY USE ONE OF THE FOLLOWING SIMPLE METHODS FOR PROMPTLY PROVIDING YOUR VOTING INSTRUCTIONS:

         1. Vote by telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

         2. Vote by Internet. Go to the website listed on your voting instruction form at www.proxyvote.com. Have your 12-digit control number listed on the form readily available and follow the simple instructions on the website.

         3. Vote by Mail. Mark, date, sign and return your voting instruction form in the postage- paid return envelope provided.

         For the reasons set forth in the Proxy Statement, dated August 24, 2001, which was previously mailed to you, the Board of Directors of the Company recommends that you vote "FOR" all proposals to be considered at the Annual Meeting.

         Thank you for your cooperation and continued support.

                                           Sincerely,


                                        /s/Robert Glass
                                           Robert Glass
                                           CHIEF OPERATING OFFICER,
                                           CHIEF FINANCIAL OFFICER AND SECRETARY



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